UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 9, 2005

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Company entered into an Executive Employment Agreement, effective December 9, 2005, with David House (the “Agreement”). Other than the Agreement, there is no arrangement or understanding between Mr. House and any other persons pursuant to which he was selected as an officer and a member of the Company’s Board of Directors (the “Board”). The material terms of the Agreement include the following: (i) Mr. House will assume the position of Executive Chairman of the Board; (ii) Mr. House’s base salary will be $8,334 per month for an initial term of six (6) months; (iii) upon approval by the Board, Mr. House is entitled to receive an initial stock option grant to purchase 100,000 shares of the Company’s Common Stock, which option shall vest while Mr. House remains a member of the Board, over a four year period in accordance with the Company’s standard practices; (iv) Mr. House is also entitled to an annual stock option grant to purchase additional shares of the Company’s Common Stock equal to 162.5% of the number of shares of the Company’s Common Stock granted to non-employee members of the Board, which option grant shall vest while Mr. House remains a member of the Board, in accordance with the vesting terms of the annual grants made to non-employee members of the Board; (v) Mr. House’s employment with the Company may be terminated for any reason or no reason at all, upon thirty (30) days advance written notice or the Company may terminate Mr. House for Cause (as defined in the Agreement), at any time without any advance notice; and (vi) Mr. House’s employment with the Company is also subject to terminate upon the existence of one of the following events: (A) failure of the Nominating and Corporate Governance Committee of the Company’s Board to nominate Mr. House for another term as a member of the Board, (B) failure by the stockholders of the Company to elect Mr. House to a term of service as a member of the Board, or (C) Mr. House’s removal from the Board by action of the Board.

The Agreement discussed above is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 9, 2005, the Board appointed Mr. House to serve as a member of the Board, effective as of December 9, 2005. Pursuant to the Agreement, Mr. House will assume the position of Executive Chairman of the Board. Other than the Agreement, there is no arrangement or understanding between Mr. House and any other persons pursuant to which he was selected as an officer or member of the Board. At the time of this filing, Mr. House has not been named to serve on any committee of the Board, and the information about whether Mr. House is expected to be named to serve on any committees of the Board has not been determined or is unavailable at the time of this filing.

For a brief description of the material terms of the Agreement, see Item 1.01 of this Form 8-K.

The press release issued on December 12, 2005 by the Company describing Mr. House’s appointment as the Company’s Executive Chairman of the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Executive Employment Agreement dated December 9, 2005 by and between the Company and David House.

99.1	Press Release issued December 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ Byron W. Milstead
Byron W. Milstead
Vice President, General Counsel
and Assistant Secretary

Date: December 12, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Employment Agreement dated December 9, 2005 by and between the Company and David House.

99.1	Press Release issued December 12, 2005.